Exhibit 10.01

                        IRREVOCABLE OPTION TO PURCHASE

     THIS OPTION AGREEMENT dated effective the 1st day of August, 2002, by and between Alpine Air Express, Inc., d/b/a Alpine Air, of 1177 Alpine Air Way, Provo, Utah 84601, (hereinafter referred to as "Alpine"), and Mallette Family, L.L.C., of 5796 Angie Court, Parker Colorado 80134, (hereinafter referred to as "Mallette").

                           W I T N E S S E T H

     WHEREAS, Mallette is willing to grant an option to purchase and Alpine is willing to take an option for the purchase of the planes described herein;

     NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, Mallette hereby grants to Alpine the exclusive right of option to purchase five (5) aircraft described as two (2) BE 1900 aircraft SN UB-6 and SN UB-7, and three (3) BE 1900C aircraft SN UC-17, SN UC-53 and SN UC-70, owned by Mallette (the "subject property") in accordance with the terms and conditions set forth as follows:

     1.     TERMS OF PURCHASE:

a. In the event Alpine shall properly exercise this Irrevocable Option to Purchase the subject property within the option term (as defined herein), then from the date of such exercise Mallette agrees to sell and Alpine agrees to purchase the subject property upon the terms and conditions contained in this Paragraph 1.

b. The total purchase price for the subject property shall be the sum of $4,440,000 cash which is the price paid for the aircraft by Mallette in the purchase by Mallette from Raytheon.

     2. TERM OF OPTION: The term of this option shall commence and end on August 1, 2003. If Alpine fails to exercise this option strictly in accordance with the terms and conditions hereof within the option term, this option and all rights granted hereunder shall automatically and immediately terminate without notice. There shall be no extension of the option term. Time is expressly made of the essence.

     3. OPTION PAYMENT: As and for an option payment Alpine has paid to Mallette the non-refundable deposit of $1,350,000, which sum shall be applied to the purchase price of the aircraft at time of closing.

     4. TITLE: Mallette warrants to give Alpine clear and merchantable title to the subject aircraft, at time of closing, free of all encumbrances.

     5. EXERCISE; CLOSING: This option may be exercised by Alpine on August 1, 2003 by written notice to Mallette and not otherwise, given either in person or by registered or certified mail, postage prepaid, addressed to Mallette. Within fifteen (15) days after such exercise by Alpine, the parties shall execute duplicate counterparts of an Agreement for Purchase and Sale of Aircraft and Alpine shall make the payments therein receipted for. Mallette shall provide such evidence of title as is required to be given by Mallette. From and after the date of such execution and delivery of title to the aircraft, this option shall be null and void and the rights of the parties shall be governed by the terms of such agreement.

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     6.     FAILURE TO EXERCISE:  In the event Alpine fails to exercise its option to acquire all five of the subject aircraft, Mallette Family L.L.C. shall immediately convey all its right title and interest in aircraft UB-6 and UB-7 to Alpine. During the term of this option agreement, Mallette shall give to Alpine a first lien position in aircraft UB-6 and UB-7.

     7. ASSIGNMENT: Alpine shall not assign this option to purchase without the express written consent of Mallette.

     8. LITIGATION: In the event it is necessary for either party to take any legal action to enforce any of the terms and covenants of this Agreement, it is agreed that the prevailing party shall be entitled to a reasonable attorney's fee to be set by a Court of competent jurisdiction and all costs of such legal action.

     IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

ALPINE AIR EXPRESS, INC.         MALLETTE FAMILY, L.L.C.



By        /s/                    By   /s/
   ---------------------           ----------------------------
    Bill Distefano                 Its Managing Member
    Its President